Exhibit 2.3

SECOND AMENDMENT TO THE SHARE PURCHASE AGREEMENT
relating to
CLEAR CHANNEL HOLDINGS LIMITED between
CLEAR CHANNEL INTERNATIONAL HOLDINGS B.V. CLEAR CHANNEL OUTDOOR, LLC CLEAR CHANNEL INTERNATIONAL B.V.
and
BAUER RADIO LIMITED

PARTIES

(1)CLEAR CHANNEL INTERNATIONAL HOLDINGS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, its registered office at Herikerbergweg 88, 1101CM in Amsterdam and being registered with the Dutch trade register under number 34120041 (the “Seller”);

(2)CLEAR CHANNEL OUTDOOR, LLC, a limited liability company formed under the laws of the State of Delaware and having its principal executive office at 4830 North Loop 1604 West, Suite 111, San Antonio, Texas 78249 (the “Seller’s Guarantor”);

(3)CLEAR CHANNEL INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, its registered office address at Herikerbergweg 88, 1101CM in Amsterdam and being registered with the Dutch trade register under number 34118139 (the “Parent”); and

(4)BAUER RADIO LIMITED, a private limited company incorporated and registered in England and Wales, having its registered office at Media House, Peterborough Business Park, Lynch Wood, Peterborough, United Kingdom PE2 6EA and with company number 01394141 (the “Purchaser”), each a “Party” and together the “Parties”.

INTRODUCTION

(A)On 8 January 2025, the Parties entered into a share purchase agreement in relation to the acquisition by the Purchaser and the sale by the Seller of the shares in Clear Channel Holdings Limited (the “SPA”).

(B)On 6 March 2025, the Parties agreed to amend the SPA on the terms and subject to the conditions set out in an amendment agreement (the “First Amendment Agreement”, and the SPA as amended, the “Amended SPA”).

(C)The Parties have now agreed to further amend the Amended SPA on the terms and subject to the conditions set out in this agreement (the “Second Amendment Agreement”).

IT IS AGREED

1DEFINITIONS AND INTERPRETATION

1.1For the avoidance of doubt, all references to “the Amended SPA” shall include its schedules.

1.2Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amended SPA.

2

1.3The rules of interpretation set out in Clauses 1.2 to 1.7 (inclusive) of the Amended SPA shall apply mutatis mutandis to this Second Amendment Agreement.

2MODIFICATIONS TO AGREED FORM DEED OF ASSIGNMENT OF INTELLECTUAL PROPERTY

The Parties acknowledge and agree that Schedules 1, 2 and 3 of the Deed of Assignment of Intellectual Property in the agreed form as of 8 January 2025 are hereby replaced with Schedule 1 of the Deed of Assignment of Intellectual Property attached hereto at Schedule 1, which shall be the “agreed form” Schedules 1, 2 and 3 of the Deed of Assignment of Intellectual Property for the purposes of the Amended SPA.

3MODIFICATIONS TO THE AGREED FORM TRANSITIONAL SERVICES AGREEMENT

The Parties acknowledge and agree that Schedules 1 and 2 of the Transitional Services Agreement in the agreed form as of 6 March 2025 pursuant to the First Amendment Agreement, are hereby replaced with Schedules 1 and 2 of the Transitional Services Agreement attached hereto at Schedule 2, which shall be the “agreed form” Schedules 1 and 2 of the Transitional Services Agreement for the purposes of the Amended SPA.

4MODIFICATIONS TO THE AGREED FORM SPAIN TRANSITIONAL SERVICES AGREEMENT

The Parties acknowledge and agree that Schedule 1 of the Spain Transitional Services Agreement in the agreed form as of 6 March 2025 pursuant to the First Amendment Agreement, is hereby replaced with the Schedule 1 of the Spain Transitional Services Agreement attached hereto at Schedule 3, which shall be the “agreed form” Schedule 1 of the Spain Transitional Services Agreement for the purposes of the Amended SPA.

5MISCELLANEOUS

5.1This Second Amendment Agreement constitutes an amendment to the Amended SPA. The Amended SPA, as amended from time to time, and this Second Amendment Agreement, shall be read and construed together as a single agreement reflecting the terms of the Amended SPA as modified by this Second Amendment Agreement.

5.2Except as expressly modified by this Second Amendment Agreement, the Amended SPA and all the provisions, terms, covenants and conditions contained therein, shall remain unchanged and in full force and effect. The Amended SPA, as amended from time to time (including as modified by this Second Amendment Agreement) and all of the provisions, terms, covenants and conditions contained therein are hereby reaffirmed, ratified and approved in all respects.

5.3If there is any conflict, apparent conflict or ambiguity between this Second Amendment Agreement, on the one hand, and the Amended SPA, on the other hand, in relation to any matters expressly addressed by this Second Amendment Agreement, this Second Amendment Agreement shall prevail.

3

5.4Clause 18.1, Clause 18.5, Clauses 18.13 to 18.22 (inclusive), Clauses 18.24 to 18.31 (inclusive) and Clauses 18.34 to 18.37 (inclusive) of the Amended SPA shall apply mutatis mutandis to this Second Amendment Agreement.

5.5This Second Amendment Agreement and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with the laws of England and Wales.

5.6The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Second Amendment Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with this Second Amendment Agreement).

5.7This Second Amendment Agreement shall enter into force on the date of last signature of this Second Amendment Agreement and shall continue in full force and effect as long as the Amended SPA (as amended from time to time) remains in full force and effect.

4

IN WITNESS WHEREOF this Second Amendment Agreement has been duly executed as a deed on 31 March 2025.

SIGNED and delivered as a deed by Daryl Hall (under power of attorney) on behalf of CLEAR CHANNEL INTERNATIONAL HOLDINGS B.V.	/s/ Daryl Hall
Signature

SIGNED and delivered as a deed by CLEAR CHANNEL OUTDOOR, LLC, acting by Lynn Feldman who is duly authorised to execute for Clear Channel Outdoor, LLC under the laws of the state of Delaware	/s/ Lynn Feldman
Signature

SIGNED and delivered as a deed by Daryl Hall (under power of attorney) on behalf of CLEAR CHANNEL INTERNATIONAL B.V.	/s/ Daryl Hall
Signature

SIGNED and delivered as a deed by Christopher James Jones and Simon Myciunka on behalf of BAUER RADIO LIMITED	/s/ Christopher James Jones
Signature
/s/ Simon Myciunka
Signature

Schedule 1
Agreed Form Schedules 1, 2 and 3 of the Deed of Assignment of Intellectual Property

[To be provided separately]

Schedule 2
Agreed Form Schedules 1 and 2 of the Transitional Services Agreement

[To be provided separately]

Schedule 3
Agreed Form Schedule 1 of the Spain Transitional Services Agreement

[To be provided separately]